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Exhibit 5.1

[LETTERHEAD OF O'MELVENY & MYERS LLP]

September 3, 2008

Power-One, Inc.
740 Calle Plano
Camarillo, California 93012

  Re: Registration of Securities of Power-One, Inc.

Ladies and Gentlemen:

        We have acted as special counsel to Power-One, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on September 3, 2008 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the resale of an aggregate of up to 500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share to be issued upon exercise of warrants (collectively, the "Warrants") issued pursuant to the Warrant Agreement of the Company dated as of March 6, 2008 (the "Warrant Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

        On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when issued in accordance with the terms of the Warrant Agreement and paid for upon exercise of the Warrants will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.

                      Respectfully submitted,

                      /s/ O'MELVENY & MYERS LLP

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  Exhibit 5.1